INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Applebee's International, Inc. (the "Company") on Form S-8 of our report dated February 21, 2001 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP


Kansas City, MO
October 1, 2001